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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT:  APRIL 9, 1998


                                UTI ENERGY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                          001-12542                            23-2037823
   (STATE OR OTHER JURISDICTION        (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
         OF INCORPORATION)



                     16800 GREENSPOINT PARK, SUITE 225N
                               HOUSTON, TEXAS                                        77060
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)





       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 873-4111


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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On April 9, 1998, UTI Energy Corp., a Delaware corporation (the "Company"), effected the acquisition of Peterson Drilling Company, a Texas corporation ("PDC"), through a merger (the "Merger") of a wholly owned subsidiary of the Company with and into PDC. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated April 9, 1998, between the Company, PDC Acquisition Company, a Texas corporation, PDC and the shareholders of PDC signatory thereto. The Company acquired PDC for a total purchase price of $20.4 million (the "Purchase Price"). The Purchase Price was determined through arms-length negotiations between the parties. PDC's assets include eight drilling rigs, as well as related drilling equipment, office facilities in Midland, Texas, and approximately $3.3 million in cash. The Company intends to continue to operate the business of PDC and integrate PDC's operations with the Company's existing contract drilling operations.

         In connection with the Company's acquisition of PDC, the Company retained Ray Peterson, President of PDC, and Leroy Peterson, Vice President of PDC, as employees to the Company. The Company executed Employment Agreements with both Ray Peterson and Leroy Peterson.

         The Purchase Price was funded with the Company's existing cash.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of business acquired.

                 The financial statements required by this item will be filed by amendment.

         (b)     Pro forma financial information.

                 The pro forma financial information required by this item will be filed by amendment.

         (c)     Exhibits.

         2.1 Agreement and Plan of Merger dated April 9, 1998 (the "Merger Agreement"), between UTI Energy Corp., PDC Acquisition Company, Peterson Drilling Company ("PDC") and the shareholders of PDC signatory thereto. Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The Disclosure Schedule contains information relating to the representations and warranties contained in Article IV of the Merger Agreement. The Company agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request.





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         10.1    Employment Agreement dated April 9, 1998, by and between UTI
                 Energy Corp. and Ray Peterson.

         10.2 Employment Agreement dated April 9, 1998, by and between UTI Energy Corp. and Leroy Peterson.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UTI ENERGY CORP.



Dated: April 23, 1998                      /s/ P. BLAKE DUPUIS
                                  --------------------------------------------
                                             P. Blake Dupuis
                                  Vice President, Secretary, Treasurer
                                       and Chief Financial Officer





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                                 EXHIBIT INDEX

         2.1 Agreement and Plan of Merger dated April 9, 1998 (the "Merger Agreement"), between UTI Energy Corp., PDC Acquisition Company, Peterson Drilling Company ("PDC") and the shareholders of PDC signatory thereto. Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The Disclosure Schedule contains information relating to the representations and warranties contained in Article IV of the Merger Agreement. The Company agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request.

         10.1 Employment Agreement dated April 9, 1998, by and between UTI Energy Corp. and Ray Peterson.

         10.2 Employment Agreement dated April 9, 1998, by and between UTI Energy Corp. and Leroy Peterson.





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